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                                                                     Exhibit 4.4

                                                                       Exhibit C
                                                                       ---------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights Agreement (this "Agreement") is made and entered into as of this ___ day of March, 2002 by and among GENOME THERAPEUTICS CORP., a Massachusetts corporation (the "Company"), and the persons identified as Purchasers pursuant to that certain Purchase Agreement of even date herewith by and among the Company and such Purchasers (the "Purchase Agreement").

     The parties hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "Additional Registrable Securities" shall mean any shares of Common Stock which are included within the definition of Registrable Securities but not included in any Registration Statement filed pursuant to Section 2(a)(i) below.

     "Common Stock" shall mean the Company's Common Stock, $0.10 par value per share.

     "Conversion Price" shall have the meaning set forth in the Notes.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Purchasers" shall mean the purchasers identified in the Purchase Agreement and any subsequent holder of any Notes, Warrants, Registrable Securities or Additional Registrable Securities.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean (i) the Underlying Shares, Warrant Shares, and the shares of Common Stock or other securities issued or issuable to each Purchaser or its permitted transferee or designee (a) upon conversion of, or payment of interest or repayment of principal under, the Notes and upon the exercise of the Warrants, or (b) upon any distribution with respect to, any exchange for or any replacement of such Notes or Warrants, or (c) upon any conversion, exercise or exchange of any securities

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issued in connection with any such distribution, exchange or replacement; (ii)
securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the securities referred to in the preceding clauses.

     "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "SEC" means the U.S. Securities and Exchange Commission.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

     2. Registration.

          (a) Registration Statements.

          (i) Registrable Securities. Promptly following the closing of the purchase and sale of Notes and Warrants contemplated by the Purchase Agreement (the "Closing Date") (but no later than thirty (30) days after the Closing
Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Purchasers' consent), covering the resale of the Registrable Securities in an amount equal to 100% of the number of Underlying Shares issuable upon full conversion of the Notes (including without limitation using best efforts to register the shares issuable upon payment of all interest due under the Notes in Common Stock) plus 100% of the number of shares of Common Stock necessary to permit the exercise in full of the Warrants (in each case without regard to any restrictions on beneficial ownership or exercise periods). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the Rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. In the Registration Statement, the Purchasers shall be identified as selling security holders and not as underwriters. No securities shall be included in the Registration Statement without the consent of the Purchasers other than the Registrable Securities. The Registration Statement (and each amendment or supplement thereto)

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shall be provided in accordance with Section 3(c) to the Purchasers and their counsel prior to its filing or other submission.

          (ii) Additional Registrable Securities. At any time and from time to time upon the written demand of any Purchaser following the existence of any Additional Registerable Securities, and in any event within thirty (30) days following such demand, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) covering the resale of the Additional Registrable Securities in an amount equal to the number of Additional Registrable Securities. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. The Registration Statement (and each amendment or supplement thereto) shall be provided in accordance with Section 3(c) to the Purchaser and its counsel prior to its filing or other submission.

          (b) Expenses. The Company will pay all expenses associated with each registration, including the Purchasers' reasonable expenses (including reasonable attorneys fees of one counsel to the Purchasers) in connection with the registration but excluding discounts, commissions, applicable transfer taxes, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

          (c) Effectiveness.

          (i) The Company shall use its best efforts to have each Registration Statement declared effective as soon as practicable. If (A) the Registration Statement covering Registrable Securities is not declared effective by the SEC within four (4) months following the Closing Date, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within four (4) months following demand of a Purchaser relating to the Additional Registrable Securities to be covered thereby (each of the foregoing deadlines, a "Registration Date"), (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Company's failure to update the Registration Statement) but except as excused pursuant to subparagraph (ii) below, (C) the Common Stock generally or the Registrable Securities (or Additional Registrable Securities) after issuance and registration specifically are not listed or included for quotation on the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange (each, an "Approved Market") or trading of the Common Stock is suspended or halted thereon for more than one Trading Day, or (D) the Company fails, refuses or is otherwise unable to timely issue Underlying Shares upon conversion of Notes or Warrant Shares upon exercise of the Warrants in accordance with the terms of the Notes and Warrants, respectively, or issue unlegended (after effective registration of the Registrable Securities) certificates as required under the Agreements, in each case within five (5) days following the Purchaser's written demand for issuance of such

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Underlying Shares or Warrant Shares or certificates, then the Company will make pro-rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 2% of the sum of the aggregate amount paid by such Purchaser on the Closing Date to the Company for the Notes still held by such Purchaser and the aggregate market value of Registrable Securities held by such Purchaser for each month (or portion thereof) following the Registration Date during which any of the events described in (A), (B), (C) or (D) above occurs and is continuing (the "Blackout Period"). Each such payment shall be due and payable within five (5) days of the end of each month (or ending portion thereof) of the Blackout Period until the termination of the Blackout Period. The Blackout Period shall terminate upon (w) the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (x) listing or inclusion and/or trading of the Common Stock on an Approved Market in the case of (C) above; (y) delivery of such shares in the case of (D) above; and (z) in the case of the events described in (A) or (B) above, the earlier termination of the Registration Period (as defined in Section 3(a) below). The amounts payable as liquidated damages pursuant to this paragraph shall be payable, at the option of the Purchasers, in lawful money of the United States or in shares of Common Stock at the lower of the Conversion Price or Market Price (as defined in the Notes), and amounts payable as liquidated damages shall be paid monthly within five (5) business days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Amounts payable as liquidated damages hereunder shall cease when a Purchaser no longer holds Notes, Warrants, Registrable Securities or Additional Registrable Securities, as applicable. The Company shall submit to the SEC, within two (2) business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

The Company acknowledges that any failure, refusal or inability by the Company to perform the obligations described in the foregoing clauses (A) through (D) will cause the Purchasers to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree, after consulting with counsel, that it is appropriate to include in this Agreement the foregoing provisions for payments of liquidated damages in order to compensate the Purchasers for such damages. The parties acknowledge and agree that such payments set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such payments are reasonable and will not constitute a penalty. Such payments provided for above are in addition to and not in lieu or limitation of any other rights the Purchasers may have at law, in equity or under the terms of the Agreements including without limitation the right to specific performance. Each Purchaser shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Purchasers hereunder.

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          (ii) For not more than ten (10) consecutive trading days or for a total of not more than forty (40) calendar days in any consecutive twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company by terminating or suspending effectiveness of any registration contemplated by this Section the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, provided that any such suspension or termination may not occur within ten trading days following a prior suspension or termination (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Purchasers in writing of the existence of (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Purchasers in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

          (d) Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Purchasers.

     3. Company Obligations. The Company will use its best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

          (a) use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the "Registration Period") that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities have been sold (and no Notes or Warrants remain outstanding), (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, may be sold pursuant to Rule 144(k) (and no Notes or Warrants remain outstanding), and (iii) the fifth anniversary of the Closing Date.

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Purchasers copies of all documents proposed to be filed, which documents will be subject to the comments of the Purchasers;

          (c) permit counsel designated by the Purchasers to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) business days prior to their filing with the SEC and make any changes reasonably requested by such counsel (provided that no changes shall be required to be made to the

                                       5

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extent counsel to the Company reasonably determines such changes may reasonably be expected to cause a failure to comply with applicable law);

          (d) furnish to the Purchasers and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by such Purchaser;

          (e) in the event the Company selects an underwriter for the offering, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

          (f) if required by the underwriter, or if any Purchaser is described in the Registration Statement as an underwriter, the Company shall use its best efforts to furnish, on the effective date of the Registration Statement, on the date that Registrable Securities or Additional Registrable Securities, as applicable, are delivered to an underwriter, if any, for sale in connection with the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and any such Purchaser and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and any such Purchaser;

          (g) use best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (h) furnish to each Purchaser at least five (5) copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by air mail or reputable courier within three
(3) business days of the effective date thereof;

          (i) prior to any public offering of Registrable Securities or Additional Registrable Securities, use its best efforts to register or qualify or cooperate

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with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Purchaser and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject;

          (j) cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

          (k) immediately notify the Purchasers, at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act (for the purpose of this subsection 3(l), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Purchasers who may be deemed an underwriter, advisors to and representatives of such Purchasers (who may or

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may not be affiliated with the Purchasers and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of Common Stock on behalf of the Purchasers pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by such Purchasers or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling such Purchasers and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

          The Company shall not disclose material nonpublic information to the Purchasers, or to advisors to or representatives of the Purchasers, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchasers, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review. The Company may, as a condition to disclosing any material nonpublic information hereunder, require the Purchasers' advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of material nonpublic information) in form reasonably satisfactory to the Company and the Purchasers. Nothing herein shall require the Company to disclose material nonpublic information to the Purchasers or their advisors or representatives.

     5. Obligations of the Purchasers.

          (a) Each Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be reasonably required to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser if such Purchaser elects to have any of the Registrable Securities or Additional Registrable Securities included in the Registration Statement.

          (b) Each Purchaser, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation

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and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement. Each Purchaser agrees to comply with the applicable prospectus delivery requirements under the 1933 Act in connection with any resales of Registrable Securities pursuant to the Registration Statement.

          (c) In the event the Company determines to engage the services of an underwriter which engagement is reasonably acceptable to the Purchasers, each Purchaser agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the dispositions of the Registrable Securities or Additional Registrable Securities, as applicable.

          (d) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective, such Purchaser will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Purchaser's receipt of the copies of the supplemented or amended prospectus filed with the SEC and declared effective and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy all copies in the Purchaser's possession of the prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

          (e) No Purchaser may participate in any third party underwritten registration hereunder unless it (i) agrees to sell the Registrable Securities or Additional Registrable Securities, as applicable, on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to the terms of this Agreement.

     6. Indemnification.

          (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Purchasers, each of their officers, directors, managers and employees and each person who controls the Purchasers (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or

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any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such Purchasers, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been provided to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities and Additional Registrable Securities.

          (b) Indemnification by Holder. In connection with any registration pursuant to the terms of this Agreement, each Purchaser will furnish to the Company in writing such information as the Company reasonably requests concerning the holders of Registrable Securities and Additional Registrable Securities or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney's fees) (i) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto or (ii) caused by any violation by such Purchaser of any federal, state or common law rule or regulation applicable to such Purchaser in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto. In no event shall the liability of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser and the amount of any damages such holder has otherwise been required to pay

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

by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities or Additional Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

     7. Miscellaneous.


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

          (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the parties hereto. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Purchasers affected by such amendment, action or omission to act.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

          (c) Assignments and Transfers by Purchasers. This Agreement and all the rights and obligations of any Purchaser hereunder may be assigned or transferred to any transferee or assignee of the Notes, Warrants or Registrable Securities, except as set forth herein. A Purchaser may make such assignment or transfer to any transferee or assignee of any Note, Warrant, Registrable Securities or Additional Registrable Securities, provided that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, (ii) the Company is provided with written notice of such assignment, (iii) the transfer or assignment of any Note or Warrant is permitted under the terms of such Note or Warrant; and (iv) if the transfer or assignment is of Registrable Securities or Additional Registrable Securities, it involves a number of such shares having a fair market value based on the Market Price (as defined in the Note) as of the date of such transfer of at least $100,000 (or all the Registrable Securities or Additional Registrable Securities held by such holder if the fair market value of all such securities is less than $100,000).

          (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Purchasers; provided that, after notice duly given, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (and it shall be a condition to any such merger, consolidation or sale that such successor-in-interest assume in writing all obligations hereunder).

          (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

          (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

          (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          (j) Entire Agreement. This Agreement, together with the Purchase Agreement, Notes and Warrants and documents contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement, Notes and Warrants and documents contemplated thereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

                            [Signature Page Follows]

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

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                             THE COMPANY:

                                             GENOME THERAPEUTICS CORP.


                                             By:
                                                 ---------------------------
                                             Name:
                                             Title:


                                             THE PURCHASERS:

                                             THE TAIL WIND FUND, LTD.


                                             By:
                                                 ---------------------------
                                             Name:
                                             Title:


                                             SMITHFIELD FIDUCIARY LLC

                                             By:
                                                 ---------------------------
                                             Name:
                                             Title:



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